EXHIBIT 5.1

                                 JERRY GRUENBAUM
                          Attorney and Counselor at Law
                           54 Hazard Avenue, Suite 270
                           Enfield, Connecticut 06082
                               (860) 763-4222 Tel
                               (860) 763-4227 Fax


April  25,  2002

International  Wireless,  Inc.
120  Presidential  Way
Suite  310
Woburn,  Massachusetts  01801


     Re:     Registration  Statement  on  Form  S-8
             --------------------------------------

Gentlemen:

     We refer to the offering (the "Offering") of 800,000 shares of common stock, $.009 par value (the "Common Stock") of International Wireless, Inc., a Maryland corporation (the "Company") being registered on behalf of the Company, as described in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission as subsequently amended from time to time (collectively, the "Registration Statement").

     In furnishing our opinion, we have examined copies of the Registration Statement and the Exhibits thereto. We have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary under the circumstances as the basis of the opinion expressed herein. In all such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. We have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

     Based upon and subject to the foregoing, and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that, when and if (a) the Registration Statement shall be declared effective by the Securities and Exchange Commission, as the same may hereafter be amended; and (b) the Securities to be sold for the account of the Company shall have been sold as contemplated in the Registration Statement, then all of the Securities, upon execution and delivery of proper certificates therefor, will be duly authorized, validly issued and outstanding, fully paid and nonassessable.


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     We  hereby  consent to the inclusion of this opinion in the Exhibits to the
Registration  Statement.

     This opinion is limited to the matters set forth herein, and may not be relied upon in any matter by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of the Securities pursuant to and as contemplated by the Registration Statement.

                                   Very  truly  yours,


                                   /s/  Jerry  Gruenbaum,  Esq.


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